Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of MFIC Corporation on Form S-8 of our report dated March 1, 2006, except for Note 6, as to which the date is March 23, 2006, pertaining to the consolidated financial statements and schedules of MFIC Corporation which appears in the Annual Report on Form 10-K of MFIC Corporation for the year end December 31, 2005.

/s/ Brown & Brown, LLP

Boston, Massachusetts
June 6, 2007